Exhibit 2.1

US 4092218AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment (this “Amendment”), dated as of March 29, 2016, is made and entered into by and between Gastar Exploration Inc., a Delaware corporation (“Seller”), and TH Exploration II, LLC, a Texas limited liability company (as successor-in-interest to THQ Appalachia I, LLC, a Delaware limited liability company) (“Buyer”). Seller and Buyer are collectively referred to herein as the “Parties” and each, individually, as a “Party.”  Capitalized terms used but not defined in this Amendment have the meanings given to such terms in the PSA (as hereinafter defined).

WHEREAS, Seller and THQ Appalachia I, LLC entered into that certain Purchase and Sale Agreement dated as of February 19, 2016 and effective as of 7:00 a.m. Houston time on January 1, 2016 (as amended, restated or modified from time to time, the “PSA”);

WHEREAS, THQ Appalachia I, LLC assigned its right, title, and interest in the PSA to TH Exploration II, LLC pursuant to that certain Assignment and Assumption Agreement by and between THQ Appalachia I, LLC and TH Exploration II, LLC dated March 28, 2016;

WHEREAS, Section 9.01 of the PSA provides that the Closing shall take place on March 31, 2016 or such earlier or later date as is mutually agreed by the Parties;

WHEREAS, the Parties desire to extend the Closing Date;

WHEREAS, the Parties desire to memorialize their agreement regarding the extension and certain other matters pursuant to the PSA as more specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the Closing of the transaction contemplated under the PSA and of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendments to the PSA.  The Parties hereby amend the PSA as follows:

A.	The reference to “March 31, 2016” in Section 9.01 is deleted and replaced with “April 8, 2016”.
B.	The reference to “March 29, 2016” in Section 9.02 is deleted and replaced with “April 4, 2016”.
C.	The reference to “June 29, 2016” in Section 4.04(c) is deleted and replaced with “July 7, 2016”.

2.Entire Agreement; Amendment.  This Amendment, the Purchase Agreement, the Escrow Agreement, the Confidentiality Agreement, the documents to be executed pursuant hereto and the Annexes, Exhibits and Schedules attached hereto and thereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. The Parties acknowledge and agree that this Amendment constitutes an amendment contemplated by Section 15.11 of the Purchase Agreement.  The Parties hereby ratify and confirm the Purchase Agreement as amended hereby.  No supplement, amendment, alteration, modification, waiver or termination of this Amendment shall be binding unless executed in writing by the Parties and specifically referencing this Amendment as being supplemented, amended, altered, modified, waived or terminated.

3.Governing Law; Jurisdiction; Venue; Jury Waiver.  THIS AMENDMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION; PROVIDED THAT, AS TO MATTERS RELATING TO TITLE TO THE ASSETS AND REAL PROPERTY MATTERS, THE LAWS OF THE STATE OF WEST VIRGINIA OR PENNSYLVANIA, AS APPLICABLE SHALL APPLY AS TO THE PROPERTY LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) THE APPLICABLE STATE. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL OR STATE COURTS SITUATED IN HOUSTON, HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS ASSIGNMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

4.Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.Counterparts; Facsimiles; Electronic Transmission.  This Amendment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a Party by facsimile or electronic transmission shall be deemed an original signature hereto.

[Signature page follows.]

Signature Page to Amendment

IN WITNESS WHEREOF, Buyer has executed and delivered this Amendment as of the date first written above.

BUYER:

TH EXPLORATION II,

a Texas limited liability company

By: /s/ M. Evan Radler

Name: M. Evan Radler

Title: Chief Operating Officer

Signature Page to Amendment

IN WITNESS WHEREOF, Seller has executed and delivered this Amendment as of the date first written above.

SELLER:

GASTAR EXPLORATION INC.,

a Delaware corporation

By: /s/ Henry J. Hansen

Name: Henry J. Hansen

Title:  Vice President, Land

Signature Page to Amendment